                                                OppenheimerFunds, Inc.
                                                  498 Seventh Avenue
                                                New York, New York 10018

Dina C. Lee, Esq.
Assistant Vice President and
Assistant Counsel

September 20, 2002

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA  22312

                  Re:      Oppenheimer California Municipal Fund
                           Reg. No. 33-23566; File No. 811-5586
                           Written Representation of Counsel
                           ---------------------------------

To the Securities and Exchange Commission:

                  Pursuant  to  paragraph  (e) of Rule 485 under the  Securities  Act of 1933,  as  amended  (the "1933  Act"),  and in connection  with an amendment  on Form N-1A which is  Post-Effective  Amendment  No. 22 to the 1933 Act  Registration  Statement of the
Registrant of Oppenheimer  California  Municipal Fund, and Amendment No. 23 to its Registration  Statement under the Investment Company
Act of 1940, as amended,  the undersigned counsel,  who prepared or reviewed such Amendment,  hereby represents to the Commission,  for filing with such  Amendment,  that said Amendment  does not contain  disclosures  which would render it ineligible to become  effective pursuant to paragraph (b) of said Rule 485.

                                                              Sincerely,

                                                              /s/ Dina C. Lee
                                                             --------------------
                                                              Dina C. Lee
                                                              Assistant Vice President &
                                                              Assistant Counsel
                                                              (212) 323-5089